Exhibit 99.1

FORTE BIOSCIENCES, INC. ANNOUNCES FIRST QUARTER 2022 RESULTS AND PROVIDES BUSINESS UPDATE

-Forte Biosciences to Develop Novel Pipeline for the Treatment of Autoimmune Diseases-

-Leadership Strengthened with Appointments of Stephen Doberstein, Ph.D. and Barbara Finck, M.D.to the Board of Directors-

-Ended first quarter 2022 with approximately $40.0 million in cash and cash equivalents-

DALLAS, TX – MAY 16, 2022 – Forte Biosciences, Inc. (www.fortebiorx.com) (NASDAQ: FBRX), a biopharmaceutical company focused on autoimmune diseases, today announced first quarter 2022 results and provided a business update.

“Following a very extensive process by our Board, the management team and external advisors, Forte is excited to embark on a new path as we develop novel compounds for the treatment of autoimmune diseases, including potentially graft versus host disease (GvHD), alopecia areata and vitiligo which represent combined markets of over $6 billion. Our lead asset is FB-102, our wholly-owned proprietary molecule that was entirely developed by Forte.” said Paul Wagner, Ph.D., President and Chief Executive Officer of Forte Biosciences. “We expect FB-102 to be in the clinic in the second half of 2023 and have sufficient cash for at least the next 24 months to reach potential value inflection points. We believe that our innovative approach to treating autoimmune disease has the potential to drive significant value for Forte shareholders. Beyond FB-102 we will continue to strategically pursue opportunities to create value for shareholders.”

First Quarter 2022 Business Highlights

In May 2022, Forte appointed Steve Doberstein, Ph.D. to its board of directors, which further strengthened Forte’s board of directors alongside the addition of Barbara Finck, M.D., who was appointed in March 2022.

Dr. Doberstein previously served at the Chief Research and Development Officer at Nektar Therapeutics and has led research efforts at Xencor, FivePrime, Exelixis and Xoma. Dr. Finck was previously the Chief Medical Officer for Coherus and earlier in her career led the clinical development of Enbrel at Immunex.

“Forte is tremendously fortunate that Steve and Barb have agreed to join our board of directors. They are both thought leaders in the industry and will add significant experience and perspective to our pre-clinical and clinical development efforts.” said Dr. Wagner.

Forte ended the first quarter of 2022 with approximately $40.0 million in cash and cash equivalents which Forte believes is sufficient to fund operations for at least the next 24 months. Cash utilization for the first quarter of 2022 was $2.0 million. Forte had approximately 14.8 million shares of common stock outstanding as of March 31, 2022.

First Quarter 2022 Operating Results

Research and development expenses were $0.7 million and $3.3 million for the three months ended March 31, 2022 and 2021, respectively. The decreases in 2022 were primarily due to the wind down of its FB-401 program as the company began the shift in development activities to autoimmune indications with FB-102.

General and administrative expenses were $1.8 million and $1.4 million for the three months ended March 31, 2022 and 2021, respectively. The increase in 2022 were primarily due to an increase in stock-based compensation expense.

Losses per share were $0.17 and $0.36 for the three months ended March 31, 2022 and 2021, respectively.

Balance Sheets

FORTE BIOSCIENCES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and par value data)

	March 31, 2022	December 31, 2021
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$40,035	$42,044
Prepaid expenses and other current assets	376	476

Total current assets	40,411	42,520

Other assets	893	786

Total assets	$41,304	$43,306

Liabilities, convertible preferred stock and stockholders’ equity
Current liabilities:
Accounts payable	$576	$946
Accrued liabilities	680	812

Total current liabilities	1,256	1,758

Commitments and contingencies
Series A Convertible Preferred Stock, $0.001 par value; 10,000,000 shares authorized and 0 shares issued and outstanding as of March 31, 2022 (unaudited) and December 31, 2021; aggregate liquidation preference of $0 as of March 31, 2022 (unaudited) and December 31, 2021	—	—
Stockholders’ equity
Common stock, $0.001 par value: 200,000,000 shares authorized as of March 31, 2022 (unaudited) and December 31, 2021; 14,761,261 and 14,754,447 shares issued and outstanding at March 31, 2022 (unaudited) and December 31, 2021, respectively	15	15
Additional paid-in capital	115,765	114,698
Accumulated deficit	(75,732)	(73,165)

Total stockholders’ equity	40,048	41,548

Total liabilities, convertible preferred stock and stockholders’ equity	$41,304	$43,306

Statements of Operations

FORTE BIOSCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except share and per share amounts)

	For the Three Months Ended March 31,
	2022	2021
Operating expenses:
Research and development	$693	$3,322
General and administrative	1,821	1,419

Total operating expenses	2,514	4,741

Loss from operations	(2,514)	(4,741)
Other expenses, net	(53)	(63)

Net loss	$(2,567)	$(4,804)

Per share information:
Net loss per share - basic and diluted	$(0.17)	$(0.36)
Weighted average shares outstanding, basic and diluted	14,759,806	13,252,921

Statements of Stockholders’ Equity

FORTE BIOSCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(unaudited)

(in thousands, except share data)

	Common Stock		Additional Paid-in Capital		Total Stockholders’ Equity
	Shares	Amount		Accumulated Deficit
Balance — December 31, 2020	12,830,598	$13	$110,424	$(51,457)	$58,980
Exercise of stock options	7,655	—	27	—	27
Stock-based compensation	—	—	495	—	495
Cashless exercise of warrants	673,463	—	—	—	—
Net loss	—	—	—	(4,804)	(4,804)

Balance — March 31, 2021	13,511,716	$13	$110,946	$(56,261)	$54,698

Balance — December 31, 2021	14,754,447	$15	$114,698	$(73,165)	$41,548
Exercise of stock options	1,098	—	1	—	1
Issuance of common stock under ESPP	5,716	—	11	—	11
Stock-based compensation	—	—	1,055	—	1,055
Net loss	—	—	—	(2,567)	(2,567)

Balance — March 31, 2022	14,761,261	$15	$115,765	$(75,732)	$40,048

Statements of Cash Flow

FORTE BIOSCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

(in thousands)

	For the Three Months Ended March 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(2,567)	$(4,804)
Adjustments to reconcile net loss to net cash used in operating
Depreciation expense	—	14
Stock based compensation expense	1,055	495
Changes in operating assets and liabilities:
Prepaid expenses and other assets	39	154
Accounts payable	(370)	(34)
Accrued liabilities	(132)	145

Net cash used in operating activities	(1,975)	(4,030)

Cash flows from financing activities:
Proceeds from exercise of stock options and ESPP	12	27
Payment of deferred financing costs	(46)	—

Net cash (used in) provided by financing activities	(34)	27

Net decrease in cash and cash equivalents	(2,009)	(4,003)
Cash and cash equivalents — beginning of period	42,044	58,765

Cash and cash equivalents — end of period	$40,035	$54,762

Additional detail on our financial results for the first quarter of 2022 can be found in Forte’s Form 10-Q as filed with the SEC on May 16, 2022. You can also find more information in the investor relations section of our website at www.fortebiorx.com.

About Forte

Forte Biosciences, Inc. is a biopharmaceutical company focused on autoimmune diseases. Forte’s lead product, FB-102, is a proprietary molecule developed entirely and wholly-owned by Forte with broad autoimmune applications.

Forward Looking Statements

Forte cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negatives of these terms or other similar expressions. These statements are based on the Company’s current beliefs and expectations. Forward looking statements include statements regarding Forte’s beliefs, goals, intentions and expectations regarding its product candidates. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation: risks related to Forte’s ability to obtain sufficient additional capital to continue to advance Forte’s product candidates and preclinical programs; Results from early-preclinical studies may not be predictive of results from later-stage studies or clinical trials; uncertainties associated with the clinical development and regulatory approval of Forte’s product candidates, including potential delays in the commencement, enrollment and completion of clinical trials; the risk that interim results of clinical trials do not necessarily predict final results and that one or more of the clinical outcomes may materially change as patient enrollment continues, following more comprehensive reviews of the data, and as more patient data become available; the risk that unforeseen adverse reactions or side effects may occur in the course of developing and testing product candidates; risks associated with the failure to realize any value from product candidates and preclinical programs being developed and anticipated to be developed in light of inherent risks and difficulties involved in successfully bringing product candidates to market; and risks related to the impact of the COVID-19 outbreak on Forte’s operations, the biotechnology industry and the economy generally. Information on these and additional risks, uncertainties, and other information affecting Forte’s business and operating results is contained in Forte’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 as filed with the Securities and Exchange Commission on May 16, 2022 and in its other filings with the Securities and Exchange Commission. All forward-looking statements in this press release are current only as of the date hereof and, except as required by applicable law, Forte undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact:

Forte Biosciences, Inc.

Paul Wagner, CEO

investors@fortebiorx.com

LifeSci Advisors

Mike Moyer, Managing Director

mmoyer@lifesciadvisors.com